Exhibit 99.1

NEWS RELEASE

For information contact:

Vincent H. Chao

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

May 1, 2025

NNN REIT, Inc. Announces First Quarter 2025 Results and Maintains 2025 Guidance

Orlando, Florida, May 1, 2025 – NNN REIT, Inc. (NYSE: NNN) (the "Company" or "NNN"), a real estate investment trust, today announced financial and operating results for the quarter ended March 31, 2025. Highlights include:

First Quarter 2025 Highlights:

•
Net earnings of $0.51 per diluted share
•
Grew Core FFO and AFFO per diluted share by 3.6% over prior year results, to $0.86 and $0.87, respectively
•
Increased ABR by 5.2% over the prior year result
•
Closed on $232.4 million of investments, at an initial cash cap rate of 7.4% and weighted average lease term of over 18 years, completing over 40% of the 2025 acquisition volume plan at the midpoint
•
Maintained balance sheet flexibility with a sector leading 11.6-year weighted average debt maturity, no encumbered assets, only 2.5% of floating rate debt and $1.1 billion of total available liquidity
•
Maintained high occupancy levels of 97.7% near NNN's 20-year occupancy average of 98.2%
•
Paid a $0.58 quarterly dividend, equating to a 5.4% annualized dividend yield and 66% AFFO payout ratio

Steve Horn, Chief Executive Officer, commented: “NNN's strong first quarter results and leadership in the triple-net market, combined with our deep tenant relationships and flexible balance sheet, position us to effectively execute our 2025 business plan and deliver continued per-share growth during the current macroeconomic conditions.”

FINANCIAL RESULTS

Revenues and net earnings, FFO, Core FFO and AFFO and diluted per share amounts:

	Quarter Ended March 31,
(dollars in thousands, except per share data)	2025	2024
Revenues	$230,854	$215,407

Net earnings	$96,458	$94,371
Net earnings per share	$0.51	$0.52

FFO	$158,734	$151,261
FFO per share	$0.85	$0.83

Core FFO	$160,907	$151,578
Core FFO per share	$0.86	$0.83

AFFO	$163,015	$153,259
AFFO per share	$0.87	$0.84

OPERATING RESULTS

	As of March 31, 2025	As of December 31, 2024	As of March 31, 2024
Number of properties	3,641	3,568	3,546
Total gross leasable area (square feet)	37,311,000	36,557,000	36,137,000
Occupancy rate	97.7%	98.5%	99.4%
Weighted average remaining lease term (years)	9.9	9.9	10.0

As previously announced, NNN initiated eviction proceedings for 64 properties leased to a mid-western restaurant operator. As of March 31, 2025, NNN had taken back possession of all 64 properties, of which 31 have been re-leased. Additionally, out of 35 properties that had previously been leased to a southeast U.S. furniture retailer that filed for bankruptcy in 2024, as of March 31, 2025, NNN had sold seven and re-leased five of these properties.

PROPERTY ACQUISITIONS

(dollars in thousands)	Quarter Ended March 31, 2025
Total dollars invested(1)	$232,393
Number of properties	82
Gross leasable area (square feet)(2)	831,000
Weighted average cap rate(3)	7.4%
Weighted average lease term (years)	18.4

(1)	Includes dollars invested in projects under construction or tenant improvements.
(2)	Includes additional square footage from completed construction on existing properties.
(3)	Calculated as the initial cash annual base rent divided by the total purchase price of the properties.

PROPERTY DISPOSITIONS

	Quarter Ended March 31, 2025
(dollars in thousands)	Occupied	Vacant	Total
Number of properties	9	1	10
Gross leasable area (square feet)	58,000	14,000	72,000
Net sale proceeds	$13,340	$2,499	$15,839
Weighted average cap rate(1)	4.9%	—	4.9%

(1)	Calculated as the cash annual base rent divided by the total gross proceeds received for the properties.

BALANCE SHEET AND LIQUIDITY

As of March 31, 2025, Gross Debt was $4.6 billion with a weighted average interest rate of 4.1% and a weighted average debt maturity of 11.6 years. The Company ended the first quarter 2025 with $1.1 billion of total available liquidity, comprised of $1.1 billion of unused line of credit capacity. Net Debt to annualized EBITDAre and fixed charge coverage was 5.5x and 4.2x, respectively, as of March 31, 2025.

DIVIDEND

As previously announced, on April 15, 2025, the Board of Directors of NNN declared a quarterly dividend of $0.58 per share payable May 15, 2025, to shareholders of record as of April 30, 2025. The quarterly dividend represents an annualized dividend of $2.32 per share, an annualized dividend yield of 5.4% and an AFFO payout ratio of 66% as of March 31, 2025. NNN is one of only three publicly traded real estate investment trusts to have increased annual dividends for 35 or more consecutive years.

2025 GUIDANCE

The Company maintains previously provided 2025 guidance as summarized below:

(dollars in millions, except per diluted share data)	2025 Guidance
Net earnings per share excluding any gains on disposition of real estate, impairment losses and executive retirement costs	$1.97 - $2.02
Real estate depreciation and amortization per share	$1.36
Core FFO per share	$3.33 - $3.38
AFFO per share	$3.39 - $3.44
General and administrative expenses	$47 - $48
Real estate expenses, net of tenant reimbursements	$15 - $16
Acquisition volume	$500 - $600
Disposition volume	$80 - $120

Guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the Securities and Exchange Commission (the "Commission").

CONFERENCE CALL INFORMATION

The Company will host a conference call on Thursday, May 1, 2025 at 10:30 a.m. ET to discuss first quarter results. A live webcast of the conference call will be available on the Company's website at www.nnnreit.com or by using the following link. The conference call can also be accessed by dialing 888-506-0062 in the U.S. or 973-528-0011 for international callers and entering the participant code 696567 or referencing NNN REIT, Inc.

A telephonic replay of the call will be available through May 8, 2025, by dialing 877-481-4010 in the U.S. or 919-882-2331 internationally and entering the code 52285.

ABOUT NNN REIT, INC.

NNN invests in high-quality properties subject generally to long-term, net leases with minimal ongoing capital expenditures. As of March 31, 2025, the Company owned 3,641 properties in 50 states with a gross leasable area of approximately 37,311,000 square feet and a weighted average remaining lease term of 10 years. NNN is one of only three publicly traded real estate investment trusts to have increased annual dividends for 35 or more consecutive years. For more information on the Company, visit www.nnnreit.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated" or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the Company's tenants, the availability of capital, risks related to the Company's status as a real estate investment trust ("REIT"), and the potential impacts of an epidemic or pandemic on the Company’s business operations, financial results and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the Company’s Commission filings, including, but not limited to, the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. NNN REIT, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

DEFINITIONS

Funds From Operations ("FFO") is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“Nareit”) and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes on the disposition of certain assets and any impairment charges on a depreciable real estate asset, net of recoveries.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the Company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the Company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the Company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land, executive retirement costs or other non-core amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net earnings in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the Company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate as defined by Nareit (“EBITDAre”) is a metric established by Nareit and commonly used by real estate companies. The measure is a result of net earnings (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, excluding any gains (or including any losses) on disposition of real estate, any impairment charges, net of recoveries and after adjustments for income and losses attributable to noncontrolling interests. Management considers the non-GAAP measure of EBITDAre to be an appropriate measure of the Company's performance and should be considered in addition to, net earnings or loss, as a measure of the Company's operating performance.

Total Cash is comprised of cash and cash equivalents and restricted cash and cash held in escrow per GAAP as reported on the balance sheet summary.

Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated amortization and depreciation and amortization of direct financing leases. The result provides an estimate of the investments made by the Company.

Total Debt is defined by the Company as total debt per GAAP as reported on the balance sheet summary including line of credit payable, notes payable, net of unamortized discount and unamortized debt costs and mortgages payable, net of unamortized premium and debt costs, as applicable.

Gross Debt is defined by the Company as Total Debt adjusted to exclude unamortized debt discounts and premiums and unamortized debt costs.

Net Debt is defined by the Company as Gross Debt less Total Cash.

Management considers the non-GAAP measures of Gross Debt and Net Debt each to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage.

The Company’s computation of FFO, Core FFO, AFFO, EBITDAre, Total Cash, Gross Assets, Gross Debt and Net Debt may differ from the methodology for calculating these non-GAAP financial measures used by other REITs, and therefore, may not be comparable to such other REITs. Reconciliations of net earnings, Total Debt and total assets (all computed in accordance with GAAP) to FFO, Core FFO, AFFO, EBITDAre, Gross Assets, Gross Debt and Net Debt (each of which is a non-GAAP financial measure), as applicable, are included in the financial information accompanying this release.

Annualized Base Rent (“ABR”) represents the monthly cash base rent for all leases in place as of the end of the period multiplied by 12. Accordingly, this methodology produces an annualized amount as of a point in time but does not take into consideration future (i) scheduled rent increases, (ii) leasing activity, or (iii) lease expirations.

NNN REIT, Inc.

Income Statement Summary

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2025	2024
Revenues:
Rental income	$230,574	$214,825
Interest and other income from real estate transactions	280	582
	230,854	215,407

Operating expenses:
General and administrative	13,008	12,584
Real estate	9,375	7,154
Depreciation and amortization	64,617	60,615
Leasing transaction costs	130	33
Impairment losses – real estate, net of recoveries	1,512	1,204
Executive retirement costs	2,173	317
	90,815	81,907
Gain on disposition of real estate	3,813	4,821
Earnings from operations	143,852	138,321

Other expenses (revenues):
Interest and other income	(329)	(119)
Interest expense	47,723	44,069
	47,394	43,950

Net earnings	$96,458	$94,371

Weighted average shares outstanding:
Basic	186,855,097	181,794,208
Diluted	187,080,084	182,212,897

Net earnings per share available to stockholders:
Basic	$0.52	$0.52
Diluted	$0.51	$0.52

NNN REIT, Inc.

Other Information

(dollars in thousands)

(unaudited)

	Quarter Ended March 31,
	2025	2024
Rental income from operating leases(1)	$224,056	$209,084
Earned income from direct financing leases(1)	$114	$119
Percentage rent(1)	$886	$888

Real estate expenses reimbursed from tenants(1)	$5,518	$4,734
Real estate expenses	(9,375)	(7,154)
Real estate expenses, net of tenant reimbursements	$(3,857)	$(2,420)

Amortization of debt costs	$1,466	$1,301
Non-real estate depreciation expense	$43	$111

(1)	For the quarters ended March 31, 2025 and 2024, the aggregate of such amounts is $230,574 and $214,825, respectively, and is classified as rental income on the income statement summary.

NNN REIT, Inc.

Balance Sheet Summary

(dollars in thousands)

(unaudited)

	March 31, 2025	December 31, 2024
Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$8,898,036	$8,746,168
Cash and cash equivalents	5,097	8,731
Restricted cash and cash held in escrow	427	331
Receivables, net of allowance of $679 and $617, respectively	3,577	2,975
Accrued rental income, net of allowance of $3,311 and $4,156, respectively	34,245	34,005
Debt costs, net of accumulated amortization of $27,725 and $27,002, respectively	8,288	8,958
Other assets	72,048	71,560
Total assets	$9,021,718	$8,872,728

Liabilities:
Line of credit payable	$116,300	$—
Notes payable, net of unamortized discount and unamortized debt costs	4,375,337	4,373,803
Accrued interest payable	74,698	29,699
Other liabilities	98,896	106,951
Total liabilities	4,665,231	4,510,453

Total equity	4,356,487	4,362,275

Total liabilities and equity	$9,021,718	$8,872,728

Common shares outstanding	187,950,480	187,540,929

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2025	2024
Net earnings	$96,458	$94,371
Real estate depreciation and amortization	64,577	60,507
Gain on disposition of real estate	(3,813)	(4,821)
Impairment losses – depreciable real estate, net of recoveries	1,512	1,204
FFO	158,734	151,261
Executive retirement costs	2,173	317
Core FFO	160,907	151,578
Straight-line accrued rent, net of reserves	(509)	36
Net capital lease rent adjustment	60	54
Below-market rent amortization	(93)	(117)
Stock based compensation expense	3,571	3,567
Capitalized interest expense	(921)	(1,859)
AFFO	$163,015	$153,259

FFO per share:
Basic	$0.85	$0.83
Diluted	$0.85	$0.83

Core FFO per share:
Basic	$0.86	$0.83
Diluted	$0.86	$0.83

AFFO per share:
Basic	$0.87	$0.84
Diluted	$0.87	$0.84

Dividend per share	$0.5800	$0.5650
AFFO payout ratio(1)	66%	67%

(1)	Calculated as total dividends paid as a percentage of AFFO for each respective period.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2025	2024
Net earnings	$96,458	$94,371
Interest expense	47,723	44,069
Depreciation and amortization	64,617	60,615
Gain on disposition of real estate	(3,813)	(4,821)
Impairment losses – real estate, net of recoveries	1,512	1,204
EBITDAre	$206,497	$195,438

Interest expense	$47,723	$44,069
Add back: capitalized interest	921	1,859
Fixed charges	$48,644	$45,928

	March 31, 2025	December 31, 2024
Total assets	$9,021,718	$8,872,728
Accumulated depreciation & amortization	2,123,438	2,065,520
Amortization of direct financing leases	2,715	2,655
Gross Assets	$11,147,871	$10,940,903

Debt outstanding:
Line of credit	$116,300	$—
Notes payable, net of unamortized discount and unamortized debt costs	4,375,337	4,373,803
Total Debt	4,491,637	4,373,803
Unamortized note discount	45,646	46,437
Unamortized debt costs	29,017	29,760
Gross Debt	4,566,300	4,450,000
Total Cash	(5,524)	(9,062)
Net Debt	$4,560,776	$4,440,938

NNN REIT, Inc.

Debt Summary

As of March 31, 2025

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$116,300	$116,300	SOFR + 87.5 bps	5.185%	April 2028

Unsecured notes payable:
2025	400,000	399,928	4.000%	4.029%	November 2025
2026	350,000	349,237	3.600%	3.733%	December 2026
2027	400,000	399,534	3.500%	3.548%	October 2027
2028	400,000	398,852	4.300%	4.388%	October 2028
2030	400,000	399,317	2.500%	2.536%	April 2030
2033	500,000	489,806	5.600%	5.905%	October 2033
2034	500,000	494,232	5.500%	5.662%	June 2034
2048	300,000	296,240	4.800%	4.890%	October 2048
2050	300,000	294,596	3.100%	3.205%	April 2050
2051	450,000	442,273	3.500%	3.602%	April 2051
2052	450,000	440,339	3.000%	3.118%	April 2052
Total	4,450,000	4,404,354

Total unsecured debt(1)	$4,566,300	$4,520,654

Debt costs		$(43,820)
Accumulated amortization		14,803
Debt costs, net of accumulated amortization		(29,017)
Notes payable, net of unamortized discount and unamortized debt costs		$4,375,337

(1)	Unsecured debt has a weighted average interest rate of 4.1% and a weighted average maturity of 11.6 years.

NNN REIT, Inc.

Debt Summary – Continued

As of March 31, 2025

(unaudited)

Credit Metrics

	March 31, 2025	December 31, 2024
Gross Debt / Gross Assets	41.0%	40.7%
Net Debt / EBITDAre (last quarter annualized)	5.5	5.6
EBITDAre / fixed charges	4.2	4.2

Credit Facility and Notes Covenants

The following is a summary of key financial covenants for the Company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the Company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of March 31, 2025, the Company believes it is in compliance with the covenants.

Key Covenants	Required	March 31, 2025
Unsecured Bank Credit Facility:
Maximum leverage ratio	< 0.60	0.38
Minimum fixed charge coverage ratio	> 1.50	4.27
Maximum secured indebtedness ratio	< 0.40	—
Unencumbered asset value ratio	> 1.67	2.71
Unencumbered interest ratio	> 1.75	4.19
Unsecured Notes:
Limitation on incurrence of total debt	≤ 60%	40%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.5	4.2
Maintenance of total unencumbered assets	≥ 150%	248%

NNN REIT, Inc.

Property Portfolio

As of March 31, 2025

Top 20 Lines of Trade

		% of ABR
		As of March 31,
	Lines of Trade	2025(1)	2024(2)
1.	Automotive service	17.9%	16.3%
2.	Convenience stores	16.8%	16.2%
3.	Restaurants – limited service	8.3%	8.5%
4.	Family entertainment centers	7.1%	6.7%
5.	Restaurants – full service	7.1%	8.6%
6.	Recreational vehicle dealers, parts and accessories	5.0%	4.6%
7.	Health and fitness	4.0%	4.4%
8.	Theaters	3.9%	4.1%
9.	Equipment rental	3.2%	2.9%
10.	Automotive parts	2.5%	2.4%
11.	Wholesale clubs	2.4%	2.5%
12.	Drug stores	2.1%	2.3%
13.	Home improvement	2.0%	2.2%
14.	Medical service providers	1.9%	1.8%
15.	Pet supplies and services	1.6%	1.1%
16.	Furniture	1.3%	2.0%
17.	Consumer electronics	1.3%	1.3%
18.	General merchandise	1.2%	1.4%
19.	Travel plazas	1.2%	1.3%
20.	Home furnishings	1.1%	1.3%
	Other	8.1%	8.1%
	Total	100.0%	100.0%

Top 10 States

	State	% of ABR(1)		State	% of ABR(1)
1.	Texas	19.0%	6.	Tennessee	3.7%
2.	Florida	8.7%	7.	North Carolina	3.7%
3.	Illinois	5.0%	8.	Indiana	3.6%
4.	Georgia	4.5%	9.	Virginia	3.4%
5.	Ohio	4.2%	10.	Arizona	3.2%

Based on ABR of:
(1)	$874,301,000 as of March 31, 2025.
(2)	$831,010,000 as of March 31, 2024.

NNN REIT, Inc.

Property Portfolio – Continued

As of March 31, 2025

Top 20 Tenants

	Tenant	# of Properties	% of ABR(1)
1.	7-Eleven	146	4.5%
2.	Mister Car Wash	121	4.0%
3.	Dave & Buster's	34	3.8%
4.	Camping World	48	3.8%
5.	GPM Investments (convenience stores)	148	2.8%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	2.6%
7.	AMC Theatres	20	2.6%
8.	BJ's Wholesale Club	13	2.4%
9.	Kent Distributors (convenience stores)	49	2.3%
10.	LA Fitness	25	2.3%
11.	Mavis Tire Express Services	140	2.2%
12.	Couche Tard (Pantry)	91	2.1%
13.	Walgreens	49	1.8%
14.	Chuck E. Cheese	51	1.8%
15.	Sunoco	53	1.7%
16.	Casey's General Stores (convenience stores)	62	1.6%
17.	United Rentals	49	1.6%
18.	Tidal Wave Auto Spa	35	1.4%
19.	Super Star Car Wash	33	1.3%
20.	Lifetime Fitness	3	1.3%
	Other	2,267	52.1%
	Total	3,641	100.0%

Lease Expirations(2)

	% of ABR(1)	# of Properties	Gross Leasable Area(3)		% of ABR(1)	# of Properties	Gross Leasable Area(3)
2025	2.5%	107	608,000	2031	6.9%	187	2,633,000
2026	4.1%	201	1,966,000	2032	5.2%	191	1,873,000
2027	7.3%	219	3,311,000	2033	4.6%	136	1,411,000
2028	5.7%	254	2,277,000	2034	5.6%	179	2,332,000
2029	4.5%	142	2,081,000	Thereafter	49.0%	1,772	15,637,000
2030	4.6%	169	2,202,000

(1)	Based on ABR of $874,301,000 as of March 31, 2025.
(2)	As of March 31, 2025, the weighted average remaining lease term is 9.9 years.
(3)	Square feet.